UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2021

Ramaco Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West Main Street, Suite 1800

Lexington, Kentucky 40507
(Address of principal executive offices, including zip code)

(859) 244-7455
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	METC	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement

On July 8, 2021, Ramaco Resources, Inc. (the “Company”) entered into an Underwriting Agreement with B. Riley Securities, Inc. as representative of the several underwriters named therein (the “Underwriters”), providing for, among other things, the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $30,000,000, in the aggregate, of the Company’s 9.00% Senior Notes due 2026 (the “Notes”).

Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to an additional $4,500,000 aggregate principal amount of Notes to cover over-allotments. The Notes were registered for offer and sold pursuant to the Company’s Registration Statement on Form S-1, as amended (File No. 333-257166), initially filed by the Company on June 17, 2021, which was declared effective by the Securities and Exchange Commission (the “Commission”) on July 8, 2021. The offering of the Notes is expected to close on July 13, 2021, subject to customary closing conditions.

The public offering price of the Notes was 100% of the principal amount (i.e., $30,000,000). The Company will receive net proceeds after discounts and commissions, but before expenses, of approximately $28,800,000 million. The proceeds will be used for general corporate purposes, including funding future acquisitions and investments, making capital expenditures and funding working capital. The Underwriting Agreement contains customary representations and warranties, agreements and obligations, and termination provisions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01 Other Events

On July 7, 2021, the Company issued a press release announcing the commencement of the offering. Additionally, on July 8, 2021, the Company issued a press release announcing the pricing of the offering. Copies of these press releases are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 8, 2021, between Ramaco Resources, Inc. and B. Riley Securities, Inc., as representative of the several underwriters named therein.

99.1	Press release issued by Ramaco Resources, Inc., dated July 7, 2021.

99.2	Press release issued by Ramaco Resources, Inc., dated July 8, 2021.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2021

Ramaco Resources, Inc.

By:	/s/ Randall W. Atkins
Name:	Randall W. Atkins
Title:	Chairman and Chief Executive Officer